Exhibit 99.1
MERCANTILE BANCORP ENTERS INDIANAPOLIS AREA MARKET
Opens Loan Production Office in Carmel
Indianapolis Bank Executive Kevin Murphy Named Regional President
Quincy, Illinois, February 19, 2008 – Mercantile Bancorp, Inc. (AMEX: MBR) today announced it has opened a loan production office in Carmel, Ind., adjacent to the north side of Indianapolis. The company said its intent is to develop this office into a full service banking facility, subject to Indiana regulatory approval. Kevin P. Murphy, 46, most recently first vice president and business banking department manager for First Indiana Bank, Indianapolis, has joined Mercantile as regional president of this office. This is Quincy, Ill.-based Mercantile Bancorp’s first facility in Indiana.
This loan production office will be an adjunct of Mercantile Bank, the company’s flagship bank. Murphy will work closely to begin the start-up with H. Blaine Strock III, president and CEO of Mercantile Bank, and Ted T. Awerkamp, president and CEO of Mercantile Bancorp, the holding company, and an advisory board comprised of Indianapolis business and financial leaders to develop the franchise. The office will focus on business lending.
Carmel has grown rapidly in the past 10 years. Since 1996, its population has doubled to 69,000 and it has tripled in physical size. Carmel has become a major business hub for central Indiana – its Meridian Corridor hosts the second largest concentration of office workers in Indiana and is home to numerous large corporate offices and small businesses.
“Although it’s adjacent to Indianapolis, Carmel has become a significant business center in its own right,” noted Awerkamp. “Its size and demographics are similar to Illinois, Missouri and Florida markets in which we operate, giving us the confidence that we understand this market and how to serve it. Kevin brings to us 24 years of experience in business banking, and extensive knowledge of the Indianapolis area market. This gives us the opportunity to provide personal community bank service backed by the strength, resources and cost efficiencies of a larger financial organization.”
Strock added: “Our strategy in entering new markets is to find the best local people possible to help us build our presence. This is a particularly exciting opportunity for us because Kevin is a true hometown product, in addition to being an experienced banker. The essence of successful community banking is to know your market, and how to tailor products and services to meet customers’ needs. Kevin brings all these capabilities to the table.”
Murphy, who lives in Carmel, joined First Indiana Bank in 1999 in the business banking area. Before that, he was a first vice president in commercial lending with Union Planters Bank and held a number of positions in commercial lending at NBD Bank, Indianapolis. He received his MBA from Butler University in Indianapolis and his bachelor’s degree in finance from the Indiana University in Bloomington. He is active in youth hockey programs as a board member and coach.
About Mercantile Bancorp
Mercantile Bancorp, Inc. is a Quincy, Illinois-based bank holding company with majority-owned subsidiaries consisting of three banks in Illinois, three banks in Missouri and one bank in each of Kansas and Florida, where the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products. In addition, the Company has minority investments in 10 community banks in Missouri, Georgia, Florida, North Carolina, Colorado, California and Tennessee. Further information is available on the company’s website at www.mercbanx.com.

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Forward-Looking Statements
This release contains information and “forward-looking statements” that relate to matters that are not historical facts and which are usually preceded by the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements are subject to significant risks, assumptions and uncertainties. Because of these and other uncertainties, our actual results may be materially different from those described in these forward-looking statements. The forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.
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